Exhibit 99.1

NEWS

CONTACT:    Nicole Heverly
UNIVEST FINANCIAL CORPORATION
VP, Director of Corporate Communications
215-721-2450, heverlyn@univest.net

FOR IMMEDIATE RELEASE

UNIVEST FINANCIAL CORPORATION EXPANDS INSURANCE SUBSIDIARY
THROUGH ACQUISITION OF PAUL I. SHEAFFER INSURANCE AGENCY

SOUDERTON, Pa., December 1, 2021 - Univest Financial Corporation (NASDAQ: UVSP) and its insurance subsidiary, Univest Insurance, LLC, today announced the acquisition of the Paul I. Sheaffer Insurance Agency, a full-service firm providing insurance solutions to businesses and individuals in Central Pennsylvania.

"For 70 years, the Paul I. Sheaffer Insurance Agency has served families and businesses with professionalism, dedication and trust. This approach aligns perfectly with our culture at Univest," said Ronald R. Flaherty, president of Univest Insurance, LLC. "As Univest continues to grow in Central Pennsylvania, the acquisition of the Paul I. Sheaffer Insurance Agency allows us to better serve the insurance needs of businesses and individuals in the region. We are excited to welcome this experienced team of professionals committed to serving the local community to the Univest family."

The Paul I. Sheaffer Insurance Agency was founded by Paul I. Sheaffer in 1951. Under the guidance of Paul I. Sheaffer II, the agency has grown into a full-service firm representing more than 40 insurance companies and insuring thousands of businesses and families in Central Pennsylvania. Headquartered in Intercourse, Pennsylvania, all of the agency's employees will be retained and begin operating under the name Univest Insurance, LLC immediately. Sheaffer will serve as senior vice president and Central Pennsylvania regional manager.

"I am excited for this acquisition. Univest's culture is grounded in building relationships and serving the community – the same principles that have guided our agency," said Sheaffer. "Being part of Univest Financial will bring new opportunities to our customers and team members and allow for continued growth."

This deal marks Univest's ninth insurance acquisition since the Corporation started expanding its financial solutions beyond traditional banking in 1999. Univest began its expansion in Central Pennsylvania when it entered the Lancaster market in 2016. Since that time, Univest has added regional offices in Lancaster, York and Mechanicsburg and five financial centers in Brownstown, Georgetown, Intercourse, Strasburg and Willow Street. Univest offers banking, insurance, investment, wealth management, trust, mortgage banking, and equipment financing solutions.

About Univest Financial Corporation
Univest Financial Corporation (UVSP), including its wholly-owned subsidiary Univest Bank and Trust Co., Member FDIC, has approximately $7.0 billion in assets and $4.6 billion in assets under management and supervision through its Wealth Management lines of business at September 30, 2021. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations primarily in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices and online at www.univest.net.

Insurance products offered through Univest Insurance, LLC are obligations of the issuing insurance companies, not obligations or deposits of or guaranteed by any bank and are not insured by the FDIC or any other agency of the United States. Insurance products are not a condition to any bank loan, product or service.

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This press release of Univest and the reports Univest files with the Securities and Exchange Commission often contain "forward-looking statements" relating to trends or factors affecting the financial services industry and, specifically, the financial condition and results of operations, business and capital management strategies, markets and products of Univest. These forward-looking statements involve certain risks and uncertainties in that there are a number of important factors that could cause Univest's future results to differ materially from those expressed or implied by the forward-looking statements. These factors include, but are not limited to: (1) competition; (2) changes in interest rates; (3) changes in asset quality, prepayment speeds, loan sale volumes, charge-offs and credit loss provisions; (4) general economic conditions nationally and in our market; (5) economic assumptions that may impact our allowance for credit losses calculation; (6) legislative, regulatory or tax changes that may adversely affect the businesses in which Univest is engaged; (7) technological issues that may adversely affect Univest financial operations or those of our customers; (8) the impact of COVID-19 or any other pandemic, including the effects of the steps taken to address the pandemic, on our operations and financial results and those of our customers; (9) changes in the securities markets or (10) risk factors mentioned in the reports and registration statements Univest files with the Securities and Exchange Commission.